Exhibit 99.1

Hoku Scientific, Inc. Reports Second Quarter 2006 Results

Highlights:

• Revenue Increases to $1.3 million from Nil a year ago

• Net Income Increases to $0.02 per Diluted Share From a Loss of $0.15 per

Diluted Share in the prior year

• Third Consecutive Profitable Quarter

KAPOLEI, Hawaii – October 19, 2005 – Hoku Scientific, Inc. (NASDAQ: HOKU), a designer, developer and manufacturer of membrane electrode assemblies (MEAs) and non-fluorinated membranes for proton exchange membrane (PEM) fuel cells, today announced its financial results for its second quarter ended September 30, 2005 and provided a general update on its business.

Revenue for the quarter ended September 30, 2005, was $1.3 million, compared to none in the quarter ended September 30, 2004. Revenue for the six months ended September 30, 2005 was $2.4 million, compared to $100,000 for the same six month period in 2004. Total deferred revenue, which is attributable to contracts with Nissan Motor Co., Ltd. and the U.S. Navy, declined to $2.7 million at September 30, 2005 compared to $4.2 million at March 31, 2005 primarily due to the recognition of $1.3 million of deferred revenue related to contracts with Nissan Motor Co., Ltd.

Net income for the quarter ended September 30, 2005 was $349,000, or $0.02 per diluted share, compared to a net loss of $799,000, or $0.15 per diluted share for the quarter ended September 30, 2004. Net income for the six months ended September 30, 2005 was $690,000, or $0.05 per diluted share, compared to a net loss of $1.5 million, or $0.29 per diluted share for the same six month period in 2004.

Dustin Shindo, chairman, president and chief executive officer of Hoku Scientific, said, “We achieved our third consecutive profitable quarter, with revenue and profit growth compared to the same period last year. We continue to have a positive outlook on our business and the fuel cell industry as a whole. During the quarter, we completed the testing on most of our manufacturing equipment, placing us closer to having our new production line fully operational.”

Business Update

•

U.S. Navy Update: In September 2005, the U.S. Navy agreed that if the Company meets the remaining three of seven milestones under the initial contract, the U.S. Navy will proceed with options to have the Company manufacture and provide services to operate and maintain 10 fuel cell power plants over a 12-month period. The first option requires the Company, in coordination with IdaTech, LLC, to manufacture 11 fuel cell power plants for which the U.S. Navy has agreed to pay the Company a total of $1.1 million in installments as each fuel cell power plant is completed. The second option is to have the Company operate and maintain 10 of the

11 fuel cell power plants manufactured under the first option for a period of 12 months at a U.S. Navy facility, for which the U.S. Navy has agreed to pay the Company a total of $1.4 million in 12 equal monthly installments. The Company and the U.S. Navy entered into an Amendment of Solicitation/Modification of Contract to provide for the exercise of the options.

•	Manufacturing Facility Update: In October 2005, the Company completed the testing of most of its new manufacturing equipment. The manufacturing equipment has been installed and placed online; however, the Company will not begin producing product on the new equipment until the entire line is fully operational. Current customer demand continues to be satisfied with the Company’s existing equipment.

Forward Guidance

The Company’s policy is only to provide guidance for the next fiscal quarter. Based on its current outlook, the Company expects revenue for the third quarter ending December 31, 2005 to be approximately $1.7 million. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Conference Call Information

Hoku Scientific has scheduled a conference call for after the market closes on Wednesday, October 19, 2005 at 5:00 p.m. (ET) to review its second quarter 2006 results. All interested parties are invited to call-in. To participate, please call (913) 981-5510. A live webcast can also be accessed by going directly to the Company’s web site at www.hokuscientific.com and electing the conference call link on the home page. A playback of the webcast will be available on the Company’s web site until the Company’s next earnings call.

About Hoku Scientific, Inc.

Hoku Scientific (NASDAQ: HOKU) develops and manufactures fuel cell membranes and membrane electrode assemblies (MEA) for stationary and automotive proton exchange membrane (PEM) fuel cells. For more information visit www.hokuscientific.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to the Company’s expectations regarding the U.S. Navy field trials, the performance of the Company’s Hoku MEA in such trials, the Company’s relationship with the U.S. Navy and IdaTech; the Company’s future performance with respect to the U.S. Navy contract; expectations with respect to the Company’s manufacturing capabilities; the potential size and growth of the fuel cell and MEA markets in general and the Company’s revenues in particular; the Company’s expectations regarding the market acceptance of the Company’s products; the Company’s future financial performance; the Company’s business strategy and plans; and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Hoku, Hoku Membrane, Hoku MEA and the Hoku Scientific logo are trademarks of Hoku Scientific, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

HOKU SCIENTIFIC, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2004	2005	2004	2005
Service and license revenue	$—	$1,291	$100	$2,439
Cost of service and license revenue(1)	—	220	—	364

Gross margin	$—	1,071	100	$2,075
Operating expenses:
Selling, general and administrative(1)	463	466	877	979
Research and development(1)	431	398	878	643

Total operating expenses	894	864	1,755	1,622

Income (loss) from operations	(894)	207	(1,655)	453
Interest and other income	27	91	38	128

Income (loss) before income tax benefit	(867)	298	(1,617)	581
Income tax benefit	68	51	139	109

Net income (loss)	$(799)	$349	$(1,478)	$690

Basic net income (loss) per share	$(0.15)	0.03	$(0.29)	0.07

Diluted net income (loss) per share	$(0.15)	0.02	$(0.29)	0.05

Shares used in computing basic net income (loss) per share	5,285,999	12,999,351	5,099,244	9,705,042

Shares used in computing diluted net income (loss) per share	5,285,999	15,367,601	5,099,244	14,046,666

(1) Includes stock-based compensation as follows:

Cost of service and license revenue	$—	$8	$—	$12
Selling, general and administrative	234	102	461	428
Research and development	62	25	123	88

Total	$296	$135	$584	$528

HOKU SCIENTIFIC, INC.

BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	March 31, 2005	September 30, 2005
Assets
Cash and cash equivalents	$2,552	$94
Short-term investments	1,607	23,784
Accounts receivable	3,572	6
Inventory	61	87
Costs of uncompleted contracts	261	931
Other current assets	180	552

Total current assets	8,233	25,454
Property, plant and equipment, net	2,218	6,295
Other assets	331	13

Total assets	$10,782	$31,762

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	280	2,752
Deferred revenue	4,244	2,724
Current portion of capital lease obligation	9	9
Other current liabilities	12	173

Total current liabilities	4,545	5,658
Long-term portion of capital lease obligation	5	1

Total liabilities	4,550	5,659
Stockholders’ Equity:
Convertible Series A preferred stock, $0.001 par value and no par value as of March 31, 2005 and September 30, 2005, respectively. Authorized 2,036,768 shares and no shares; issued and outstanding 2,036,658 shares and no shares; aggregate liquidated preference of $1,527,500 and $0 as of March 31, 2005 and September 30, 2005, respectively	1,495	—

Convertible Series B preferred stock, $0.001 and no par value as of March 31, 2005 and September 30, 2005, respectively. Authorized 333,350 shares and no shares; issued and outstanding 333,333 and no shares; aggregate liquidated preference of $1,000,000 and $0 as of March 31, 2005 and September 30, 2005, respectively	1,000	—

Convertible Series C preferred stock, $0.001 and no par value as of March 31, 2005 and September 30, 2005, respectively. Authorized 3,550,177 and no shares as of March 31, 2005 and September 30, 2005, respectively; issued and outstanding 3,549,997 and no shares as of March 31, 2005 and September 30, 2005, respectively; and aggregate liquidation preference of $5,325,000 and $0 as of March 31, 2005 and September 30, 2005, respectively	5,325	—

Preferred stock, $0 and $0.001 par value as of March 31, 2005 and September 30, 2005, respectively. Authorized no shares and 5,000,000 shares; no shares issued and outstanding as of March 31, 2005 and September 30, 2005, respectively	—	—

Common stock, $0.001 par value as of March 31, 2005 and September 30, 2005, respectively. Authorized 18,667,600 and 100,000,000 shares as of March 31, 2005 and September 30, 2005, respectively; issued and outstanding 6,155,834 and 16,321,310 as of March 31, 2005 and September 30, 2005, respectively	6	16
Additional paid-in capital	4,959	31,931
Accumulated deficit	(6,506)	(5,816)
Accumulated other comprehensive loss	(47)	(28)

Total stockholders’ equity	6,232	26,103

Total liabilities and stockholders’ equity	$10,782	$31,762